Exhibit 99.1

MSCI Reports Financial Results for Second Quarter and Six Months 2020; Increases Quarterly Dividend

NEW YORK--(BUSINESS WIRE)--July 28, 2020--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2020 (“second quarter 2020”) and six months ended June 30, 2020 ("six months 2020").

Financial and Operational Highlights for Second Quarter 2020

(Note: Percentage and other changes are relative to the three months ended June 30, 2019 (“second quarter 2019”) unless otherwise noted).

  Operating revenues of $409.6 million, up 6.2%
  Recurring subscription revenues up 7.2%; Asset-based fees up 0.4%; Non-recurring revenues up 34.4%
  Operating margin of 52.5%; Adjusted EBITDA margin of 57.8%
  Diluted EPS of $1.36, down 7.5%; Adjusted EPS of $1.77, up 14.9%
  New recurring subscription sales growth of 15.5%; Organic subscription Run Rate growth of 9.7%; Retention Rate of 93.5%
  Board of Directors approved a 14.7% increase to quarterly dividend to $0.78 per share payable in 3Q2020; payout ratio target maintained at a range of 40% to 50% of Adjusted EPS
  $88.0 million returned to shareholders in second quarter 2020 through a combination of share repurchases and dividends
	Three Months Ended			Six Months Ended
In thousands,	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
except per share data (unaudited)	2020	2019	Change	2020	2019	Change
Operating revenues	$409,616	$385,558	6.2%	$826,396	$756,939	9.2%
Operating income	$215,175	$192,378	11.9%	$423,059	$355,053	19.2%
Operating margin %	52.5%	49.9%		51.2%	46.9%

Net income	$115,123	$125,690	(8.4%)	$263,248	$303,882	(13.4%)

Diluted EPS	$1.36	$1.47	(7.5%)	$3.10	$3.55	(12.7%)
Adjusted EPS	$1.77	$1.54	14.9%	$3.67	$3.09	18.8%

Adjusted EBITDA	$236,700	$211,796	11.8%	$465,927	$409,503	13.8%
Adjusted EBITDA margin %	57.8%	54.9%		56.4%	54.1%

“MSCI delivered solid results in the second quarter despite the ongoing challenging macroeconomic environment. I am especially pleased with our ability to drive double-digit new recurring subscription sales growth and our focused execution of MSCI’s long-term growth strategy,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Our team continues to partner with our clients in new and broader ways. As we enter the second half of 2020, we remain very well positioned to help our clients address increasing investment complexity and risk with our content, analytics and technology applications,” added Mr. Fernandez.

Second Quarter Consolidated Results

Operating Revenues: Operating revenues were $409.6 million, up 6.2%. The $24.1 million increase was driven by $20.8 million in higher recurring subscription revenues, $3.0 million in additional non-recurring revenues, and $0.3 million in increased asset-based fees.

Run Rate and Retention Rate: Total Run Rate at June 30, 2020 was $1,647.3 million, up 8.5% compared to June 30, 2019. The $129.6 million increase was driven by a $112.7 million increase in recurring subscription Run Rate and a $16.9 million increase in asset-based fees Run Rate. Organic subscription Run Rate growth was 9.7%, driven by increases across all three reporting segments. Retention Rate was 93.5%, compared to 95.5% in second quarter 2019.

Expenses: Total operating expenses were $194.4 million, essentially flat from second quarter 2019. Adjusted EBITDA expenses were $172.9 million, essentially flat, driven by lower non-compensation costs, primarily due to lower travel and entertainment expense, principally offset by higher compensation costs. Both total operating expenses and Adjusted EBITDA expenses benefited from the impact of foreign currency exchange rate fluctuations. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 2.7% and 1.7%, respectively.

Headcount: As of June 30, 2020, headcount was 3,513 employees, with approximately 36% and approximately 64% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $76.0 million, up $43.4 million, or 132.9%. The increase was primarily driven by the loss on debt extinguishment associated with the pre-maturity redemption of the $800.0 million aggregate principal amount of the Company’s 5.750% senior unsecured notes due 2025 (the “2025 Senior Notes Redemption”). In addition, the increase reflects higher interest expense associated with the higher debt balance for second quarter 2020 compared to second quarter 2019, as well as lower interest income due to lower rates earned on cash balances. The loss on debt extinguishment associated with the 2025 Senior Notes Redemption was excluded from adjusted net income and adjusted EPS for second quarter 2020.

Income Taxes: The effective tax rate was 17.3% in second quarter 2020, compared to 21.3% in second quarter 2019. The decline was primarily due to the income tax benefit related to the loss on debt extinguishment associated with the 2025 Senior Notes Redemption in second quarter 2020, a higher income tax benefit related to the conversion of equity awards and a beneficial jurisdictional mix of earnings.

Net Income: As a result of the factors described above, net income was $115.1 million, down 8.4%.

Adjusted EBITDA: Adjusted EBITDA was $236.7 million, up 11.8%. Adjusted EBITDA margin in second quarter 2020 was 57.8%, compared to 54.9% in second quarter 2019.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$145,404	$132,145	10.0%	$285,244	$259,819	9.8%
Asset-based fees	88,075	87,733	0.4%	188,271	169,541	11.0%
Non-recurring	9,429	5,672	66.2%	18,649	10,963	70.1%
Total operating revenues	242,908	225,550	7.7%	492,164	440,323	11.8%
Adjusted EBITDA expenses	59,652	61,635	(3.2%)	125,321	124,197	0.9%
Adjusted EBITDA	$183,256	$163,915	11.8%	$366,843	$316,126	16.0%
Adjusted EBITDA margin %	75.4%	72.7%		74.5%	71.8%

Index operating revenues for second quarter 2020 were $242.9 million, up 7.7%. The $17.4 million increase was driven by $13.3 million in higher recurring subscription revenues, $3.8 million in higher non-recurring revenues, and $0.3 million in higher asset-based fees.

The increase in recurring subscription revenues was primarily driven by strong growth in core products and factor and ESG/Climate index products. The increase in non-recurring revenues was primarily driven by the recording of additional license fees from prior periods.

Asset-based fees were essentially flat driven by increases from exchange traded futures and options contracts based on MSCI indexes and non-ETF indexed funds linked to MSCI indexes, offset by a decrease in asset-based fees from exchange traded funds (“ETFs”) linked to MSCI indexes due to a decrease in average AUM and by the impact of a change in product mix.

Index Run Rate as of June 30, 2020 was $948.9 million, up 8.2%. The $72.2 million increase was driven by a $55.3 million increase in recurring subscription Run Rate and a $16.9 million increase in asset-based fees Run Rate. The increase in recurring subscription Run Rate, was primarily driven by strong growth in core products, custom and specialized index products and factor and ESG/Climate index products, with growth across all regions and all client segments. The increase in asset-based fees Run Rate, was driven by higher volume in futures and options, higher non-ETF indexed funds linked to MSCI indexes and by higher AUM in equity ETFs linked to MSCI indexes.

Analytics Segment:

Table 1B: Results (unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$126,189	$121,699	3.7%	$250,254	$241,809	3.5%
Non-recurring	1,374	1,982	(30.7%)	2,817	3,307	(14.8%)
Total operating revenues	127,563	123,681	3.1%	253,071	245,116	3.2%
Adjusted EBITDA expenses	81,396	84,610	(3.8%)	170,587	169,647	0.6%
Adjusted EBITDA	$46,167	$39,071	18.2%	$82,484	$75,469	9.3%
Adjusted EBITDA margin %	36.2%	31.6%		32.6%	30.8%

Analytics operating revenues for second quarter 2020 were $127.6 million, up 3.1%. The $3.9 million increase was driven by higher recurring subscription revenues predominantly from Multi-Asset Class Analytics products. Organic operating revenue growth was 3.0%.

Analytics Run Rate as of June 30, 2020 was $534.0 million, up 6.0%. The increase of $30.1 million was primarily driven by growth in Multi-Asset Class Analytics products, with increases across all regions. Analytics organic subscription Run Rate growth was 6.1%.

All Other Segment:

Table 1C: Results (unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$38,291	$35,305	8.5%	$78,811	$69,885	12.8%
Non-recurring	854	1,022	(16.4%)	2,350	1,615	45.5%
Total operating revenues	39,145	36,327	7.8%	81,161	71,500	13.5%
Adjusted EBITDA expenses	31,868	27,517	15.8%	64,561	53,592	20.5%
Adjusted EBITDA	$7,277	$8,810	(17.4%)	$16,600	$17,908	(7.3%)
Adjusted EBITDA margin %	18.6%	24.3%		20.5%	25.0%

All Other operating revenues for second quarter 2020 were $39.1 million, up 7.8%. The $2.8 million increase was driven by $4.9 million of higher ESG operating revenues, driven by higher contributions from Ratings, Climate and Screening products, partially offset by $2.1 million of lower Real Estate operating revenues, reflecting lower contributions from Enterprise Analytics products and negative foreign currency fluctuations. Total ESG operating revenues were $26.3 million and total Real Estate operating revenues were $12.8 million. All Other organic operating revenue growth was 9.2%, including ESG organic operating revenue growth of 23.0% and a Real Estate organic operating revenue decline of 10.7%.

All Other Run Rate as of June 30, 2020 was $164.4 million, up 19.9%. The $27.3 million increase was driven by a $24.8 million increase in ESG Run Rate, primarily driven by strong growth in Ratings, Climate and Screening products. Real Estate Run Rate increased $2.5 million, primarily driven by growth in Global Intel products. All Other organic subscription Run Rate growth was 19.8%, with ESG organic subscription Run Rate growth of 26.5% and Real Estate organic subscription Run Rate growth of 7.5%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $1.4 billion as of June 30, 2020. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes but may maintain higher minimum cash balances while the COVID-19 pandemic continues to impact global economic markets.

Total outstanding debt as of June 30, 2020 was $3.4 billion. The total debt to net income ratio (based on trailing twelve months net income) was 6.4x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.7x.

MSCI seeks to maintain a gross leverage to adjusted EBITDA target range of 3.0x to 3.5x.

Capex and Cash Flow: For second quarter 2020, Capex was $11.5 million, cash provided by operating activities was $262.6 million, up 38.6%, and free cash flow was $251.1 million, up 41.8%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 84.3 million in second quarter 2020, down 1.2% year-over-year. In second quarter 2020, a total of 0.1 million shares were repurchased at an average price of $273.77 per share for a total value of $31.1 million. A total of $1.1 billion of outstanding share repurchase authorization remains as of July 28, 2020. Total shares outstanding as of June 30, 2020 were 83.6 million.

Dividends: Approximately $56.9 million in dividends were paid to shareholders in second quarter 2020. On July 27, 2020, the MSCI Board of Directors declared a cash dividend of $0.78 per share for third quarter 2020, payable on August 31, 2020 to shareholders of record as of the close of trading on August 14, 2020.

Full-Year 2020 Guidance

MSCI's guidance for 2020 is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the COVID-19 pandemic.

  Operating expense is still expected to be in the range of $790 million to $840 million.
  Adjusted EBITDA expense is still expected to be in the range of $700 million to $750 million.
  Interest expense, including the amortization of financing fees, is still expected to be approximately $158 million. Interest income will continue to be impacted by the lower rates available on cash balances.
  Depreciation and amortization expense is still expected to be approximately $90 million.
  The effective tax rate is now expected to be in the range of 16% to 19% (revised).
  Capex is still expected to be in the range of $50 million to $60 million.
  Net cash provided by operating activities and free cash flow are still expected to be in the ranges of $600 million to $650 million and $540 million to $600 million, respectively, in both cases now toward the upper end of the range.

Conference Call Information

MSCI's senior management will review the second quarter 2020 results on Tuesday, July 28, 2020 at 11:00 AM Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-877-376-9931 conference ID: 9725849 within the United States. International callers may dial 1-720-405-2251 conference ID: 9725849. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

An archived replay of the webcast also will be available shortly after the live event on MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 45 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading, research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2020 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 18, 2020 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including the impact related to the vesting of the multi-year restricted stock units subject to performance payout adjustments granted in 2016 (the “Multi-Year PSUs”).

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs and costs associated with debt extinguishment.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for amounts associated with active tax planning implemented as a result of Tax Reform) and the impact related to the vesting of the Multi-Year PSUs.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management ("AUM").

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform and the impact related to the vesting of the Multi-Year PSUs.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. More than three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands, except per share data	2020	2019	Change	2020	2019	Change
Operating revenues	$409,616	$385,558	6.2%	$826,396	$756,939	9.2%
Operating expenses:
Cost of revenues	70,456	71,975	(2.1%)	145,065	154,321	(6.0%)
Selling and marketing	51,617	51,657	(0.1%)	107,166	107,705	(0.5%)
Research and development	22,534	23,752	(5.1%)	49,096	46,924	4.6%
General and administrative	28,309	26,378	7.3%	59,142	53,875	9.8%
Amortization of intangible assets	14,062	12,013	17.1%	27,838	23,806	16.9%
Depreciation and amortization of property, equipment and
leasehold improvements	7,463	7,405	0.8%	15,030	15,255	(1.5%)
Total operating expenses(1)	194,441	193,180	0.7%	403,337	401,886	0.4%

Operating income	215,175	192,378	11.9%	423,059	355,053	19.2%

Interest income	(771)	(3,345)	(77.0%)	(4,254)	(7,431)	(42.8%)
Interest expense	41,227	35,915	14.8%	81,458	71,830	13.4%
Other expense (income)	35,552	63	n/m	43,839	2,617	n/m
Other expense (income), net	76,008	32,633	132.9%	121,043	67,016	80.6%

Income before provision for income taxes	139,167	159,745	(12.9%)	302,016	288,037	4.9%

Provision for income taxes	24,044	34,055	(29.4%)	38,768	(15,845)	n/m
Net income	$115,123	$125,690	(8.4%)	$263,248	$303,882	(13.4%)

Earnings per basic common share	$1.38	$1.48	(6.8%)	$3.12	$3.60	(13.3%)

Earnings per diluted common share	$1.36	$1.47	(7.5%)	$3.10	$3.55	(12.7%)

Weighted average shares outstanding used in computing
earnings per share:

Basic	83,666	84,750	(1.3%)	84,268	84,503	(0.3%)
Diluted	84,349	85,393	(1.2%)	84,948	85,522	(0.7%)

n/m: not meaningful.

(1) Includes stock-based compensation expense of $15.0 million and $11.5 million for the three months ended Jun. 30, 2020 and Jun. 30, 2019, respectively. Includes stock-based compensation expense of $31.3 million and $22.0 million for the six months ended Jun. 30, 2020 and Jun. 30, 2019, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	June 30,	Dec. 31,
In thousands	2020	2019
Cash and cash equivalents	$1,384,977	$1,506,567
Accounts receivable, net of allowances	$466,096	$499,268

Deferred revenue	$587,113	$574,656
Long-term debt(1)	$3,364,789	$3,071,926

(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $3,400.0 million at Jun. 30, 2020 and $3,100.0 million at Dec. 31, 2019.
Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$262,616	$189,470	38.6%	$375,386	$277,345	35.3%
Net cash used in investing activities	(11,536)	(12,391)	(6.9%)	(213,174)	(20,527)	n/m
Net cash provided by (used in) financing activities	65,030	(49,914)	(230.3%)	(275,051)	(391,549)	(29.8%)
Effect of exchange rate changes	2,011	1,171	71.7%	(8,751)	1,672	n/m
Net increase (decrease) in cash and cash equivalents	$318,121	$128,336	147.9%	$(121,590)	$(133,059)	(8.6%)

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$145,404	$132,145	10.0%	$285,244	$259,819	9.8%
Asset-based fees	88,075	87,733	0.4%	188,271	169,541	11.0%
Non-recurring	9,429	5,672	66.2%	18,649	10,963	70.1%
Total operating revenues	242,908	225,550	7.7%	492,164	440,323	11.8%
Adjusted EBITDA expenses	59,652	61,635	(3.2%)	125,321	124,197	0.9%
Adjusted EBITDA	$183,256	$163,915	11.8%	$366,843	$316,126	16.0%
Adjusted EBITDA margin %	75.4%	72.7%		74.5%	71.8%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$126,189	$121,699	3.7%	$250,254	$241,809	3.5%
Non-recurring	1,374	1,982	(30.7%)	2,817	3,307	(14.8%)
Total operating revenues	127,563	123,681	3.1%	253,071	245,116	3.2%
Adjusted EBITDA expenses	81,396	84,610	(3.8%)	170,587	169,647	0.6%
Adjusted EBITDA	$46,167	$39,071	18.2%	$82,484	$75,469	9.3%
Adjusted EBITDA margin %	36.2%	31.6%		32.6%	30.8%

All Other	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$38,291	$35,305	8.5%	$78,811	$69,885	12.8%
Non-recurring	854	1,022	(16.4%)	2,350	1,615	45.5%
Total operating revenues	39,145	36,327	7.8%	81,161	71,500	13.5%
Adjusted EBITDA expenses	31,868	27,517	15.8%	64,561	53,592	20.5%
Adjusted EBITDA	$7,277	$8,810	(17.4%)	$16,600	$17,908	(7.3%)
Adjusted EBITDA margin %	18.6%	24.3%		20.5%	25.0%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,	YoY %	June 30,	June 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$309,884	$289,149	7.2%	$614,309	$571,513	7.5%
Asset-based fees	88,075	87,733	0.4%	188,271	169,541	11.0%
Non-recurring	11,657	8,676	34.4%	23,816	15,885	49.9%
Operating revenues total	409,616	385,558	6.2%	826,396	756,939	9.2%
Adjusted EBITDA expenses	172,916	173,762	(0.5%)	360,469	347,436	3.8%
Adjusted EBITDA	$236,700	$211,796	11.8%	$465,927	$409,503	13.8%
Adjusted EBITDA margin %	57.8%	54.9%		56.4%	54.1%
Operating margin %	52.5%	49.9%		51.2%	46.9%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2020	2019	2020	2019
Index
New recurring subscription sales	$20,276	$19,526	$39,330	$36,855
Subscription cancellations	(7,423)	(3,601)	$(12,539)	(7,967)
Net new recurring subscription sales	$12,853	$15,925	$26,791	$28,888
Non-recurring sales	$10,450	$5,982	$20,733	$11,063
Total gross sales	$30,726	$25,508	$60,063	$47,918
Total Index net sales	$23,303	$21,907	$47,524	$39,951

Index Retention Rate	94.7%	97.1%	95.5%	96.8%

Analytics
New recurring subscription sales	$14,979	$13,669	$26,197	$26,420
Subscription cancellations	(10,553)	(7,102)	$(18,797)	(14,866)
Net new recurring subscription sales	$4,426	$6,567	$7,400	$11,554
Non-recurring sales	$1,659	$2,631	$4,924	$5,208
Total gross sales	$16,638	$16,300	$31,121	$31,628
Total Analytics net sales	$6,085	$9,198	$12,324	$16,762

Analytics Retention Rate	92.0%	94.2%	92.9%	94.0%

All Other
New recurring subscription sales	$12,348	$8,014	$20,517	$15,229
Subscription cancellations	(2,243)	(1,902)	$(4,296)	(3,177)
Net new recurring subscription sales	$10,105	$6,112	$16,221	$12,052
Non-recurring sales	$574	$630	$1,605	$1,084
Total gross sales	$12,922	$8,644	$22,122	$16,313
Total All Other net sales	$10,679	$6,742	$17,826	$13,136

All Other Retention Rate	94.1%	93.9%	94.4%	94.9%

Consolidated
New recurring subscription sales	$47,603	$41,209	$86,044	$78,504
Subscription cancellations	(20,219)	(12,605)	(35,632)	(26,010)
Net new recurring subscription sales	$27,384	$28,604	$50,412	$52,494
Non-recurring sales	$12,683	$9,243	$27,262	$17,355
Total gross sales	$60,286	$50,452	$113,306	$95,859
Total net sales	$40,067	$37,847	$77,674	$69,849

Total Retention Rate	93.5%	95.5%	94.2%	95.4%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in Equity ETFs Linked to MSCI Indexes (unaudited)(1)(2)(3)

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	June 30,	June 30,
In billions	2020	2020	2019	2019	2019	2020	2019
Beginning Period AUM in equity ETFs linked to MSCI indexes	$709.5	$934.4	$815.0	$819.3	$802.2	$934.4	$695.6
Market Appreciation/(Depreciation)	117.4	(216.5)	63.5	(9.2)	14.9	(99.1)	93.2
Cash Inflows	(1.5)	(8.4)	55.9	4.9	2.2	(9.9)	30.5
Period-End AUM in equity ETFs linked to MSCI indexes	$825.4	$709.5	$934.4	$815.0	$819.3	$825.4	$819.3

Period Average AUM in equity ETFs linked to MSCI indexes	$776.9	$877.1	$869.1	$810.9	$811.4	$827.0	$788.7

Period-End Basis Point Fee(4)	2.67	2.71	2.82	2.81	2.85	2.67	2.85

(1) The historical values of the AUM in equity ETFs linked to our indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in Equity ETFs Linked to MSCI Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Earnings Release or any other report filed with the SEC. The AUM in equity ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The values for periods prior to April 26, 2019 were based on data from Bloomberg and MSCI, while the values for periods on or after April 26, 2019 were based on data from Refinitiv and MSCI. De minimis amounts of data are reported on a delayed basis.

(3) The value of AUM in equity ETFs linked to MSCI indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(4) Based on period-end Run Rate for equity ETFs linked to MSCI indexes using period-end AUM.
Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	June 30,	June 30,	YoY %
In thousands	2020	2019	Change
Index
Recurring subscriptions	$586,846	$531,590	10.4%
Asset-based fees	362,049	345,126	4.9%
Index Run Rate	948,895	876,716	8.2%

Analytics Run Rate	534,039	503,969	6.0%

All Other Run Rate	164,377	137,045	19.9%

Total Run Rate	$1,647,311	$1,517,730	8.5%

Total recurring subscriptions	$1,285,262	$1,172,604	9.6%
Total asset-based fees	362,049	345,126	4.9%
Total Run Rate	$1,647,311	$1,517,730	8.5%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2020	2019	2020	2019
Index adjusted EBITDA	$183,256	$163,915	$366,843	$316,126
Analytics adjusted EBITDA	46,167	39,071	82,484	75,469
All Other adjusted EBITDA	7,277	8,810	16,600	17,908
Consolidated adjusted EBITDA	236,700	211,796	465,927	409,503
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,062	12,013	27,838	23,806
Depreciation and amortization of property, equipment and leasehold improvements	7,463	7,405	15,030	15,255
Operating income	215,175	192,378	423,059	355,053
Other expense (income), net	76,008	32,633	121,043	67,016
Provision for income taxes	24,044	34,055	38,768	(15,845)
Net income	$115,123	$125,690	$263,248	$303,882
Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2020	2019	2020	2019
Net income	$115,123	$125,690	$263,248	$303,882
Plus: Amortization of acquired intangible assets and equity method investment basis difference	9,592	8,663	18,370	17,379
Plus: Multi-Year PSU payroll tax expense	—	—	—	15,389
Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	—	—	(66,581)
Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	34,964	—	44,930	—
Less: Tax Reform adjustments	—	—	(759)	—
Less: Income tax effect	(10,555)	(2,638)	(13,951)	(5,772)
Adjusted net income	$149,124	$131,715	$311,838	$264,297

Diluted EPS	$1.36	$1.47	$3.10	$3.55
Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.11	0.10	0.22	0.20
Plus: Multi-Year PSU payroll tax expense	—	—	—	0.18
Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	—	—	(0.78)
Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	0.41	—	0.53	—
Less: Tax Reform adjustments	—	—	(0.01)	—
Less: Income tax effect	(0.11)	(0.03)	(0.17)	(0.06)
Adjusted EPS	$1.77	$1.54	$3.67	$3.09

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2020
In thousands	2020	2019	2020	2019	Outlook(1)
Index adjusted EBITDA expenses	$59,652	$61,635	$125,321	$124,197
Analytics adjusted EBITDA expenses	81,396	84,610	170,587	169,647
All Other adjusted EBITDA expenses	31,868	27,517	64,561	53,592
Consolidated adjusted EBITDA expenses	172,916	173,762	360,469	347,436	$700,000 - $750,000
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,062	12,013	27,838	23,806
Depreciation and amortization of property, equipment and leasehold improvements	7,463	7,405	15,030	15,255	~$90,000
Total operating expenses	$194,441	$193,180	$403,337	$401,886	$790,000 - $840,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2020
In thousands	2020	2019	2020	2019	Outlook(1)
Net cash provided by operating activities	$262,616	$189,470	$375,386	$277,345	$600,000 - $650,000
Capital expenditures	(3,984)	(6,278)	(7,597)	(9,434)
Capitalized software development costs	(7,558)	(6,113)	(14,761)	(11,103)
Capex	(11,542)	(12,391)	(22,358)	(20,537)	($60,000 - $50,000)
Free cash flow	$251,074	$177,079	$353,028	$256,808	$540,000 - $600,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Effective tax rate	17.3%	21.3%	12.8%	(5.5%)
Tax Reform impact on effective tax rate	—%	—%	0.3%	—%
Multi-Year PSU impact on effective tax rate	—%	—%	—%	23.1%
Adjusted tax rate	17.3%	21.3%	13.1%	17.6%

Table 14: Second Quarter 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.7%	10.0%	0.4%	66.2%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	—%	—%	—%
Organic operating revenue growth	7.7%	10.0%	0.4%	66.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.1%	3.7%	—%	(30.7%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	(0.1%)	—%	(0.4%)
Organic operating revenue growth	3.0%	3.6%	—%	(31.1%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.8%	8.5%	—%	(16.4%)
Impact of acquisitions and divestitures	(1.2%)	(1.0%)	—%	(8.4%)
Impact of foreign currency exchange rate fluctuations	2.6%	2.6%	—%	0.7%
Organic operating revenue growth	9.2%	10.1%	—%	(24.1%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.2%	7.2%	0.4%	34.4%
Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(1.0%)
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	—%	—%
Organic operating revenue growth	6.3%	7.3%	0.4%	33.4%

Table 15: Six Months 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.8%	9.8%	11.0%	70.1%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	(0.1%)	0.1%	—%
Organic operating revenue growth	11.8%	9.7%	11.1%	70.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.2%	3.5%	—%	(14.8%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	(0.1%)	—%	(0.3%)
Organic operating revenue growth	3.2%	3.4%	—%	(15.1%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	13.5%	12.8%	—%	45.5%
Impact of acquisitions and divestitures	(0.9%)	(0.7%)	—%	(9.3%)
Impact of foreign currency exchange rate fluctuations	2.2%	2.2%	—%	1.0%
Organic operating revenue growth	14.8%	14.3%	—%	37.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.2%	7.5%	11.0%	49.9%
Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(0.9%)
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	0.1%	—%
Organic operating revenue growth	9.3%	7.6%	11.1%	49.0%

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